Exhibit 10.2
SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)

THE PLAN		1
1.1	Purpose	1
1.2	Administration and Authorization; Power and Procedure	1
1.3	Participation	2
1.4	Shares Available for Awards; Share Limits	2
1.5	Grant of Awards	2
1.6	Award Period	3
1.7	Limitations on Exercise and Vesting of Awards	3
1.8	No Transferability; Limited Exception to Transfer Restrictions	3

OPTIONS		4
2.1	Grants	4
2.2	Option Price; Vesting	4
2.3	Limitations on Grant and Terms of Incentive Stock Options	4
2.4	Limits on 10% Holders	4
2.5	Waiver of Restrictions	5
2.6	Effects of Termination of Employment or Service	5
2.7	Options and Rights in Substitution for Stock Options Granted by Other Corporations	5

RESTRICTED STOCK AND STOCK UNIT AWARDS		6
3.1	Grants	6
3.2	Restrictions	6
3.3	Return to the Corporation	6

NON-EMPLOYEE DIRECTOR OPTIONS		7
4.1	Participation	7
4.2	Annual Option Grants	7
4.3	Option Price	7
4.4	Option Period and Exercisability	7
4.5	Termination of Directorship	7
4.6	Adjustments	8
4.7	Termination Upon a Change in Control or Other Event	8

OTHER PROVISIONS		8
5.1	Rights of Eligible Persons, Participants and Beneficiaries	8
5.2	Adjustments; Acceleration	8
5.3	Effect of Termination of Service on Awards	10
5.4	Compliance with Laws	10
5.5	Tax Matters	11
5.6	Plan and Award Amendments, Termination and Suspension	11
5.7	Privileges of Stock Ownership	12
5.8	Effective Date of the Plan	12
5.9	Term of the Plan	12
5.10	Governing Law/Construction/Severability	12
5.11	Captions	13
5.12	Effect of Change of Subsidiary Status	13
5.13	Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation	13

5.14	Non-Exclusivity of Plan	13
5.15	No Corporate Action Restriction	13
5.16	Other Company Benefit and Compensation Program	13

DEFINITIONS		13
6.1	Definitions	13

SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)
1.	THE PLAN
     1.1 Purpose
     The purpose of this Plan is to promote the success of the Company by providing an additional means through the grant of Awards to attract, motivate, retain and reward eligible persons with awards and incentives for high levels of individual performance and improved financial performance of the Company. “Corporation” means SeraCare Life Sciences, Inc. and “Company” means the Corporation and its Subsidiaries, collectively. These terms and other capitalized terms are defined in Article 6.
     1.2 Administration and Authorization; Power and Procedure.
     (a) Committee. This Plan shall be administered by and all Awards to Eligible Persons shall be authorized by the Committee. Action of the Committee with respect to the administration of this Plan shall be taken pursuant to a majority vote or by written consent of its members.
     (b) Plan Awards; Interpretation; Powers of Committee. Subject to the express provisions of this Plan, the Committee shall have the authority:
     (i) to determine eligibility and, from among those persons determined to be eligible, the particular Eligible Persons who will receive Awards;
     (ii) to grant Awards to Eligible Persons, determine the price at which securities will be offered or awarded and the amount of securities to be offered or awarded to any of such persons, and determine the other specific terms and conditions of such Awards consistent with the express limits of this Plan, and establish the installments (if any) in which such Awards shall become exercisable or shall vest, or determine that no delayed exercisability or vesting is required, and establish the events of termination or reversion of such Awards;
     (iii) to approve the forms of Award Agreements (which need not be identical either as to type of award or among Participants);
     (iv) to construe and interpret this Plan and any agreements defining the rights and obligations of the Company and Participants under this Plan, further define the terms used in this Plan, and prescribe, amend and rescind rules and regulations relating to the administration of this Plan;
     (v) to cancel, modify, or waive the Corporation’s rights with respect to, or modify, discontinue, suspend, or terminate any or all outstanding Awards held by Eligible Employees, subject to any required consent under Section 5.6;
     (vi) to accelerate or extend the exercisability or extend the term of any or all such outstanding Awards within the maximum ten-year term of Awards under Section 1.6; and
     (vii) to make all other determinations and take such other action as contemplated by this Plan or as may be necessary or advisable for the administration of this Plan and the effectuation of its purposes.
     The provisions of Section 4 relating to Non-Employee Director Options shall be automatic and, to the maximum extent possible, self-effectuating. Although the discretion of the Committee extends to such Options, Board approval or ratification shall be required for any material amendment to any such Option.
     (c) Binding Determinations/Liability Limitation. Any action taken by, or inaction of, the Corporation, any

SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)
Subsidiary, the Board or the Committee relating or pursuant to this Plan and within its authority hereunder or under applicable law shall be within the absolute discretion of that entity or body and shall be conclusive and binding upon all persons. Neither the Board nor any Committee, nor any member thereof or person acting at the direction thereof shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with this Plan (or any Award made under this Plan), and all such persons shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under any directors and officers liability insurance coverage that may be in effect from time to time.
     (d) Reliance on Experts. In making any determination or in taking or not taking any action under this Plan, the Committee or the Board, as the case may be, may obtain and may rely upon the advice of experts, including professional advisors to the Corporation. No director, officer or agent of the Company shall be liable for any such action or determination taken or made or omitted in good faith.
     (e) Delegation. The Committee, to the extent permissible under applicable law, may delegate such of its powers with respect to this Plan as it determines to one or more individuals (including committees of individuals) who are officers or employees of the Company. In the case of any such delegation, the term “Committee” shall be deemed to include the person or persons to whom such delegation has been made, to the extent of such delegation.
     1.3 Participation
     Awards may be granted by the Committee only to those persons that the Committee determines to be Eligible Persons. An Eligible Person who has been granted an Award may, if otherwise eligible, be granted additional Awards if the Committee shall so determine.
     1.4 Shares Available for Awards; Share Limits.
     (a) Shares Available. Subject to the provisions of Section 5.2, the capital stock that may be delivered under this Plan shall be shares of the Corporation’s authorized but unissued Common Stock and any shares of its Common Stock held as treasury shares. The shares may be delivered for any lawful consideration.
     (b) Share Limits. The maximum number of shares of Common Stock that may be delivered pursuant to Awards granted to Eligible Persons under this Plan shall not exceed 1,800,000 shares (the “Share Limit”). The maximum number of shares of Common Stock that may be delivered pursuant to options qualified as Incentive Stock Options granted under this Plan is 1,000,000 shares. The maximum number of shares subject to those options and stock appreciation rights that are granted during any calendar year to any individual shall, in the case of each such type of Award, be limited to 1,350,000 and the maximum individual limit on the number of shares in the aggregate subject to all Awards (other than options and stock appreciation rights) that during any calendar year are granted under this Plan to any individual shall be 1,350,000. Each of the foregoing numerical limits shall be subject to adjustment as contemplated by this Section 1.4 and Section 5.2.
     (c) Share Reservation; Replenishment and Reissue of Unvested Awards. No Award may be granted under this Plan unless, on the date of grant, the sum of (i) the maximum number of shares issuable at any time pursuant to such Award, plus (ii) the number of shares that have previously been issued pursuant to Awards granted under this Plan, other than reacquired shares available for reissue consistent with any applicable legal limitations, plus (iii) the maximum number of shares that may be issued at any time after such date of grant pursuant to Awards that are outstanding on such date, does not exceed the Share Limit. Shares that are subject to or underlie Awards which expire or for any reason are cancelled or terminated, are forfeited, fail to vest, or for any other reason are not paid or delivered under this Plan, as well as reacquired shares, shall again, except to the extent prohibited by law, be available for subsequent Awards under the Plan. Except as limited by law, if an Award is or may be settled only in cash, such Award need not be counted against any of the limits under this Section 1.4.
     1.5 Grant of Awards.
     Subject to the express provisions of this Plan, the Committee shall determine the number of shares of Common Stock subject to each Award, the price (if any) to be paid for the shares or the Award and, in the case of

SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)
performance share awards, in addition to matters addressed in Section 1.2(b), the specific objectives, goals and performance criteria (such as an increase in sales, market value, earnings or book value over a base period, the years of service before vesting, the relevant job classification or level of responsibility or other factors) that further define the terms of the performance share award. Each Award shall be evidenced by an Award Agreement signed by the Corporation and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee consistent with the specific provisions of this Plan.
     1.6 Award Period.
     Each Award and all executory rights or obligations under the related Award Agreement shall expire on such date (if any) as shall be determined by the Committee, but not later than ten (10) years after the Award Date.
     1.7 Limitations on Exercise and Vesting of Awards.
     (a) Provisions for Exercise. Unless the Committee otherwise expressly provides, no Award shall be exercisable or shall vest until at least six months after the initial Award Date, and once exercisable an Award shall remain exercisable until the expiration or earlier termination of the Award.
     (b) Procedure. Any exercisable Award shall be deemed to be exercised when the Secretary of the Corporation receives written notice of such exercise from the Participant, together with any required payment made in accordance with Section 2.2.
     (c) Fractional Shares/Minimum Issue. Fractional share interests shall be disregarded, but may be accumulated. The Committee, however, may determine in the case of Eligible Persons that cash, other securities, or other property will be paid or transferred in lieu of any fractional share interests.
     1.8 No Transferability; Limited Exception to Transfer Restrictions.
     (a) Limit On Exercise and Transfer. Unless otherwise expressly provided in (or pursuant to) this Section 1.8, by applicable law and by the Award Agreement, as the same may be amended, (i) all Awards are non-transferable and shall not be subject in any manner to sale, transfer, anticipation, alienation, assignment, pledge, encumbrance or charge, (ii) Awards shall be exercised only by the Participant, and (iii) amounts payable or shares issuable pursuant to an Award shall be delivered only to (or for the account of) the Participant.
     (b) Exceptions. The Committee may permit Awards to be exercised by and paid only to certain persons or entities related to the Participant, including but not limited to members of the Participant’s immediate family, charitable institutions, or trusts or other entities whose beneficiaries or beneficial owners are members of the Participant’s immediate family or charitable institutions, or to such other related persons or entities as may be approved by the Committee, pursuant to such conditions and procedures as the Committee may establish. Any permitted transfer shall be subject to the condition that the Committee receive evidence satisfactory to it that the transfer is being made for essentially estate or tax planning purposes on a gratuitous or donative basis and without consideration (other than nominal consideration or in exchange for an interest in a qualified transferee).
     (c) Further Exceptions to Limits On Transfer. The exercise and transfer restrictions in Section 1.8(a) shall not apply to:
     (i) transfers to the Corporation,
     (ii) the designation of a beneficiary to receive benefits in the event of the Participant’s death or, if the Participant has died, transfers to or exercise by the Participant’s beneficiary, or, in the absence of a validly designated beneficiary, transfers by will or the laws of descent and distribution,
     (iii) transfers pursuant to a QDRO order if approved or ratified by the Committee,
     (iv) if the Participant has suffered a disability, permitted transfers or exercises on behalf of the Participant by

SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)
his or her legal representative, or
     (v) the authorization by the Committee of “cashless exercise” procedures with third parties who provide financing for the purpose of (or who otherwise facilitate) the exercise of Awards consistent with applicable laws and the express authorization of the Committee.
Notwithstanding the foregoing or anything in Section 1.8(b) to the contrary, an ISO may be transferred only by will or the laws of descent and distribution, and during the lifetime of the Eligible Person to whom it was granted it may be exercised only by such Eligible Person.
2.	OPTIONS.
     2.1 Grants.
     One or more Options may be granted under this Article to any Eligible Person. Each Option granted shall be deemed to be designated by the Committee, on the date of grant, as a Nonqualified Stock Option, unless affirmatively designated in the applicable Award Agreement as an Incentive Stock Option.
     2.2 Option Price; Vesting.
     (a) Pricing Limits. The purchase price per share of the Common Stock covered by each Option shall be determined by the Committee at the time of the Award, but in no case shall it be less than 100% (110% in the case of an Incentive Stock Option granted to a Participant described in Section 2.4) of the Fair Market Value of the Common Stock on the date of grant.
     (b) Payment Provisions. The purchase price of any shares purchased on exercise of an Option granted under this Article shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if authorized by the Committee, by a cashless exercise or net exercise pursuant to such rules as the Committee may adopt; (iv) by notice and third party payment in such manner as may be authorized by the Committee; (v) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, or (vi) by any other means acceptable to the Corporation, provided, however, that the Committee may in its absolute discretion limit the Participant’s ability to exercise an Award by a cashless or net exercise or by delivering such shares; and further provided, however, that the Corporation shall not, directly or indirectly, extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any director or executive officer of the Corporation, under any exercise method sanctioned above or otherwise, in violation of Section 402 of the Sarbanes-Oxley Act of 2002. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.
     (c) Vesting. Unless otherwise provided by the Committee in the applicable Award Agreement, each Option shall vest as to one-third of the number of shares subject thereto on each of the first, second, and third anniversaries of the Award Date of the Option, subject to earlier termination pursuant to Section 2.6 and Section 5.2.
     2.3 Limitations on Grant and Terms of Incentive Stock Options.
     (a) Option Period. Each Option and all rights thereunder shall expire no later than 10 years after the Award Date.
     (b) Other Code Limits. Incentive Stock Options may only be granted to Eligible Employees of the Corporation or a Subsidiary that satisfies the other eligibility requirements of the Code. There shall be imposed in any Award Agreement relating to Incentive Stock Options such other terms and conditions as from time to time are required in order that the Option be an “incentive stock option” as that term is defined in Section 422 of the Code.
     2.4 Limits on 10% Holders.

SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)
     No Incentive Stock Option may be granted to any person who, at the time the Option is granted, owns (or is deemed to own under Section 424(d) of the Code) shares of outstanding Common Stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Option is at least 110% of the Fair Market Value of the stock subject to the Option and such Option by its terms is not exercisable after the expiration of five years from the date such Option is granted.
     2.5 Waiver of Restrictions.
     Subject to Section 1.4 and Section 5.6 and the specific limitations on Awards contained in this Plan, the Committee from time to time may authorize, generally or in specific cases only, for the benefit of any Eligible Person any adjustment in the vesting schedule, the restrictions upon or (subject to Section 2.3(b)) the term of, an Award granted under this Article by cancellation of an outstanding Award and a subsequent regranting of an Award, by amendment, by substitution of an outstanding Award, by waiver or by other legally valid means.
     2.6 Effects of Termination of Employment or Service.
     (a) Options — Resignation or Dismissal. If the Participant’s employment by (or other service specified in the Award Agreement to) the Company terminates for any reason (the date of such termination being referred to as the “Severance Date”) other than Retirement, Total Disability or death, or for Cause (as determined in the discretion of the Committee), the Participant shall have, unless otherwise provided in the Award Agreement, three months after the Severance Date to exercise any Option to the extent it shall have become exercisable on the Severance Date. In the case of a termination for Cause, the Option shall terminate on the Severance Date. In other cases, the Option, to the extent not exercisable on the Severance Date, shall terminate.
     (b) Options — Death or Disability. If the Participant’s employment by (or specified service to) the Company terminates as a result of Total Disability or death, the Participant, Participant’s Personal Representative or his or her Beneficiary, as the case may be, shall have, unless otherwise provided in the Award Agreement, until 12 months after the Severance Date to exercise any Option to the extent it shall have become exercisable by the Severance Date. Any Option to the extent not exercisable on the Severance Date shall terminate.
     (c) Options — Retirement. If the Participant’s employment by (or specified service to) the Company terminates as a result of Retirement, the Participant, Participant’s Personal Representative or his or her Beneficiary, as the case may be, shall have, unless otherwise provided in the Award Agreement, until 12 months after the Severance Date to exercise any Nonqualified Stock Option (three months after the Severance Date in the case of an Incentive Stock Option) to the extent it shall have become exercisable by the Severance Date. The Option, to the extent not exercisable on the Severance Date, shall terminate.
     (d) Committee Discretion. Notwithstanding the foregoing provisions of this Section 2.6, in the event of, or in anticipation of, a termination of employment or service with the Company for any reason, other than discharge for Cause, the Committee may, in its discretion, increase the portion of the Participant’s Award available to the Participant, or Participant’s Beneficiary or Personal Representative, as the case may be, or, subject to the provisions of Section 1.6, extend the exercisability period, upon such terms as the Committee shall determine and expressly set forth in or by amendment to the Award Agreement; provided, however, that the Committee shall take due consideration of the implications of any such amendment under Section 409A of the Code and under Generally Accepted Accounting Principles applicable to the Company.
     2.7 Options and Rights in Substitution for Stock Options Granted by Other Corporations
     Options and Stock Appreciation Rights may be granted to Eligible Persons under this Plan in substitution for employee stock options granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, of all or a substantial part of the stock or assets of the other entity.

SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)
3. RESTRICTED STOCK AND STOCK UNIT AWARDS.
     Subject to any applicable limitations under law and to such rules and procedures as the Committee may establish from time to time:
     3.1 Grants.
     (a) Restricted Stock. The Committee may, in its discretion, grant one or more Restricted Stock Awards to any Eligible Person. Each Restricted Stock Award Agreement shall specify the number of shares of Common Stock to be issued to the Participant, the date of such issuance, the consideration for such shares (but not less than the minimum lawful consideration under applicable state law) by the Participant, the extent (if any) to which dividends or other distributions with respect to, or amounts exchanged for, such shares shall be subject to restriction, and the restrictions (which may be based on performance criteria, passage of time or other factors or any combination thereof) imposed on such shares and the conditions of release or lapse of such restrictions. Such restrictions shall not lapse earlier than six months after the Award Date, except to the extent the Committee may otherwise provide in its sole discretion. Stock certificates or book entries evidencing shares of Restricted Stock pending the lapse of the restrictions (“Restricted Shares”) shall bear a legend or notation making appropriate reference to the restrictions imposed hereunder and (if in certificate form) shall be held by the Corporation or by a third party designated by the Committee until the restrictions on such shares shall have lapsed and the shares shall have vested in accordance with the provisions of the Award and Section 1.7. Upon issuance of the Restricted Stock Award, the Participant may be required to provide such further assurance and documents as the Committee may require to enforce the restrictions.
     (b) Stock Units. The Committee may, in its discretion, authorize and grant to any Eligible Person a Stock Unit Award or the crediting of Stock Units for services rendered or to be rendered or in lieu of other compensation, consistent with other applicable terms of this Plan, may permit an Eligible Person to irrevocably elect to defer by means of Stock Units or receive in Stock Units all or a portion of any Award hereunder, or may grant Stock Units in lieu of, in exchange for, in respect of, or in addition to any other Compensation or Award under this Plan. The specific terms, conditions, and provisions relating to each Stock Unit grant or election, including the applicable vesting and payout provisions of the Stock Units and the form of payment to be made at or following the vesting thereof, shall be set forth in or pursuant to the applicable agreement or Award and any relevant Company deferred compensation plan, in form substantially as approved by the Committee.
     (c) Payouts. The Committee in the applicable Award Agreement or the relevant Company deferred compensation plan may permit the Participant to elect the form and time of payout of vested Stock Units on such conditions or subject to such procedures as the Committee may impose, and may permit Restricted Stock or Stock Unit offsets or other provision for payment of any applicable taxes that may be due on the crediting, vesting or payment in respect of the Stock Units.
     3.2 Restrictions.
     (a) Pre-Vesting Restraints. Except as provided in Section 3.1 and 1.8, Restricted Shares comprising any Restricted Stock Award and rights in respect of Stock Unit Awards may not be sold, assigned, transferred, pledged or otherwise disposed of or encumbered, either voluntarily or involuntarily, until the restrictions on Restricted Shares have lapsed and the shares issuable pursuant to the Stock Unit Award have been issued.
     (b) Dividend and Voting Rights. Unless otherwise provided in the applicable Award Agreement, a Participant receiving a Restricted Stock Award shall be entitled to vote such shares but shall not be entitled to dividends on any of the shares until the shares have vested. Such dividends shall be retained in a restricted account until the shares have vested and shall revert to the Corporation if they fail to vest.
     (c) Cash Payments. If the Participant shall have paid or received cash (including any payments in respect of dividends) in connection with the Restricted Stock Award or Stock Unit Award, the Award Agreement shall specify the extent (if any) to which such amounts shall be returned (with or without an earnings factor) as to any Restricted Shares or Stock Unit Awards which cease to be eligible for vesting.
     3.3 Return to the Corporation.
     Unless the Committee otherwise expressly provides, Restricted Shares or Stock Units that remain subject to conditions to vesting upon restrictions at the time of termination of employment or service or are subject to other

SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)
conditions to vesting that have not been satisfied by the time specified in the applicable Award Agreement shall not vest and shall be returned to the Corporation or cancelled, as the case may be, unless the Committee otherwise provides in the applicable terms of the Award.
4. NON-EMPLOYEE DIRECTOR OPTIONS
     4.1 Participation.
     Options under this Article 4 shall be made only to Non-Employee Directors and shall be evidenced by award agreements between the recipients and the Company.
     4.2 Annual Option Grants.
     (a) Annual Awards. Commencing with the Corporation’s annual meeting of stockholders held in 2008, on the date of, but immediately following, each of the Corporation’s annual meeting of stockholders in each year during the term of the Plan there shall be automatically granted (without any action by the Committee or the Board) the following Nonqualified Stock Options (the Award Date of which shall be the date of such annual meeting): (i) an Option to purchase 15,000 shares of Common Stock to each Non-Employee Director, except the Chairman of the Board; (ii) an Option to purchase 25,000 shares of Common Stock to the Chairman of the Board, provided the Chairman is also a Non-Employee Director; (iii) an Option to purchase 2,500 shares of Common Stock to each member of the Audit Committee of the Board who is also a Non-Employee Director other than the Chairman of the Audit Committee; and (iv) an Option to purchase 5,000 shares of Common Stock to the Chairman of the Audit Committee of the Board, provided the Chairman is also a Non-Employee Director.
     (b) Maximum Number of Shares. Annual grants that would otherwise exceed the maximum number of shares under Section 1.4(a) shall be prorated within such limitation. A Non-Employee Director shall not receive more than one Nonqualified Stock Option under this Section 4.2 in any calendar year.
     4.3 Option Price.
     The purchase price per share of the Common Stock covered by each Option granted pursuant to Section 4.2 hereof shall be 100 percent of the Fair Market Value of the Common Stock on the Award Date. The exercise price of any Option granted under this Article 4 shall be paid in full at the time of each purchase in one or a combination of the following methods: (i) in cash or by electronic funds transfer; (ii) by check payable to the order of the Corporation; (iii) if authorized by the Committee, by a cashless exercise or net exercise pursuant to such rules as the Committee may adopt; (iv) by notice and third party payment in such manner as may be authorized by the Committee; (v) by the delivery of shares of Common Stock of the Corporation already owned by the Participant, or (vi) by any other means acceptable to the Committee, provided, however, that the Committee may in its absolute discretion limit the Participant’s ability to exercise an Option by a cashless or net exercise or by delivering such shares; and further provided, however, that the Corporation shall not, directly or indirectly, extend or maintain credit, or arrange for the extension of credit, in the form of a personal loan to or for any director or executive officer of the Corporation, under any exercise method sanctioned above or otherwise, in violation of Section 402 of the Sarbanes-Oxley Act of 2002. Shares of Common Stock used to satisfy the exercise price of an Option shall be valued at their Fair Market Value on the date of exercise.
     4.4 Option Period and Exercisability.
     Each Option granted under this Article 4 and all rights or obligations thereunder shall expire five years after the Award Date and shall be subject to earlier termination as provided below. Each Option granted under Section 4.2 shall be fully vested and exercisable as of the applicable Award Date.
     4.5 Termination of Directorship.
     Unless otherwise provided in the Award Agreement, if a Non-Employee Director’s services as a member of the Board of Directors terminate for any reason, an Option granted pursuant to this Article held by such Participant

SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)
shall remain exercisable for six months after the date of such termination or until the expiration of the stated term of such Option, whichever first occurs.
     4.6 Adjustments.
     Options granted under this Article 4 shall be subject to adjustment as provided in Section 5.2.
     4.7 Termination Upon a Change in Control or Other Event.
     Each Option granted under this Article 4 is subject to termination in accordance with Section 5.2.
5. OTHER PROVISIONS
     5.1 Rights of Eligible Persons, Participants and Beneficiaries.
     (a) Employment Status. Status as an Eligible Person shall not be construed as a commitment that any Award will be made under this Plan to an Eligible Person or to Eligible Persons generally.
     (b) No Employment/Service Contract. Nothing contained in this Plan (or in any other documents under this Plan or in any Award) shall confer upon any Eligible Employee or other Participant any right to continue in the employ or other service of the Company, constitute any contract or agreement of employment or other service or affect an employee’s status as an employee at will, nor shall interfere in any way with the right of the Company to change a person’s compensation or other benefits, or to terminate his or her employment or other service, with or without cause. Nothing in this Section, however, is intended to adversely affect any express independent right of such person under a separate employment or service contract other than an Award Agreement.
     (c) Plan Not Funded. Awards payable under this Plan shall be payable in shares or from the general assets of the Corporation, and (except as provided in Section 1.4(c)) no special or separate reserve, fund or deposit shall be made to assure payment of such Awards. No Participant, Beneficiary or other person shall have any right, title or interest in any fund or in any specific asset (including shares of Common Stock, except as expressly otherwise provided) of the Company by reason of any Award hereunder. Neither the provisions of this Plan (or of any related documents), nor the creation or adoption of this Plan, nor any action taken pursuant to the provisions of this Plan shall create, or be construed to create, a trust of any kind or a fiduciary relationship between the Company and any Participant, Beneficiary or other person. To the extent that a Participant, Beneficiary or other person acquires a right to receive payment pursuant to any Award hereunder, such right shall be no greater than the right of any unsecured general creditor of the Company.
     5.2 Adjustments; Acceleration.
     (a) Adjustments. Upon or in contemplation of any reclassification, recapitalization, stock split (including a stock split in the form of a stock dividend) or reverse stock split; any merger, combination, consolidation, or other reorganization; any spin-off, split-up, or similar extraordinary dividend distribution (“spin-off”) in respect of the Common Stock (whether in the form of securities or property); any exchange of Common Stock or other securities of the Corporation, or any similar, unusual or extraordinary corporate transaction in respect of the Common Stock; or a sale of all or substantially all of the Common Stock or assets of the Corporation as an entirety (“asset sale”); then the Committee shall, in such manner, to such extent (if any) and at such time as it deems appropriate and equitable in the circumstances:
     (1) proportionately adjust any or all of (a) the number and type of shares of Common Stock (or other securities) that thereafter may be made the subject of Awards (including the specific maximum number of shares subject to Awards granted to any one person in any year and such other maxima and numbers of shares set forth elsewhere in this Plan), (b) the number, amount and type of shares of Common Stock (or other securities or property) subject to any or all outstanding Awards, (c) the grant, purchase, or exercise price of any or all outstanding Awards, (d) the securities, cash or other property deliverable upon exercise of any outstanding Awards, or (e) (subject to limitations under Section 5.10(c)) the performance standards appropriate to any outstanding Awards, or

SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)
     (2) make provision for a cash payment or for the assumption, substitution or exchange of any or all outstanding share-based Awards or the cash, securities or property deliverable to the holder of any or all outstanding share-based Awards, based upon the distribution or consideration payable to holders of the Common Stock upon or in respect of such event.
     The Committee may adopt such valuation methodologies for outstanding Awards as it deems reasonable in the event of a cash or property settlement and, in the case of Options, Stock Appreciation Rights or similar rights, but without limitation on other methodologies, may base such settlement solely upon the excess if any of the per share amount payable upon or in respect of such event over the exercise or strike price of the Award.
     In any of such events, the Committee may take such action prior to such event to the extent that the Committee deems the action necessary to permit the Participant to realize the benefits intended to be conveyed with respect to the underlying shares in the same manner as is or will be available to shareholders generally.
     (b) Possible Early Termination of Accelerated Awards. Any Option or other right to acquire Common Stock under this Plan that remains outstanding immediately prior to (1) a dissolution of the Company, or (2) an event described in Section 5.2(a) in which the Company does not survive, survives as a subsidiary of another company, or is acquired, or (3) the consummation of a Change of Control Event shall terminate upon the consummation of such event, subject to any provision that has been expressly made by the Board or the Committee, through a plan of reorganization or otherwise, for the survival, substitution, assumption, exchange or other settlement of such Option or right.
     (c) Acceleration of Awards Upon Change in Control. Unless prior to a Change in Control Event the Committee determines that, upon its occurrence, benefits under any or all Awards shall not be accelerated or determines that only certain or limited benefits under any or all Awards shall be accelerated and the extent to which they shall be accelerated, or establishes a different time in respect of such Event for such acceleration, then upon the occurrence of a Change in Control Event:
     (1) each Option shall become immediately exercisable, and
     (2) Restricted Stock shall immediately vest free of restrictions.
Any discretion with respect to these events shall be limited to the extent required by applicable accounting requirements in the case of a transaction intended to be accounted for as a pooling of interests transaction.
     The Committee may override the limitations on acceleration in this Section 5.2(c) by express provision in the Award Agreement and may accord any Eligible Person a right to refuse any acceleration, whether pursuant to the Award Agreement or otherwise, in such circumstances as the Committee may approve. Any acceleration of Awards shall comply with applicable legal requirements and, if necessary to accomplish the purposes of the acceleration or if the circumstances require, may be deemed by the Committee to occur (subject to Section 5.2(d)), a limited period of time not greater than 30 days before the event. Without limiting the generality of the foregoing, the Committee may deem an acceleration to occur immediately prior to the applicable event and/or reinstate the original terms of an Award if an event giving rise to an acceleration does not occur.
     (d) Possible Rescission of Acceleration. If the vesting of an Award has been accelerated expressly in anticipation of an event or upon shareholder approval of an event and the Committee or the Board later determines that the event will not occur, the Committee may rescind the effect of the acceleration as to any then outstanding and unexercised or otherwise unvested Awards.
     (e) Committee Discretion to Accelerate Vesting and Cancel Awards. Notwithstanding anything herein to the contrary, in anticipation of a Change in Control Event, the Committee may, in its sole discretion and contrary to what may otherwise be provided herein, while taking into consideration the accounting implications, if any, (i) accelerate the vesting and exercisability, as applicable, of any or all outstanding Awards to any date within 30 days prior to or concurrent with the occurrence of such Change in Control Event, (ii) shorten the term of

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outstanding Awards to the date of the occurrence of such Change in Control Event or (iii) cancel any outstanding Awards and pay to the holders thereof, in cash or shares of Common Stock, the value of such Awards based upon the price per share of Common Stock received or to be received by other stockholders of the Corporation in the Change in Control Event.
     5.3 Effect of Termination of Service on Awards.
     (a) General. The Committee shall establish the effect of a termination of employment or service on the rights and benefits under each Award under this Plan and in so doing may make distinctions based upon, inter alia, the cause of termination and type of Award. Unless otherwise specified, the date of termination shall be (1) the date of termination (for any reason whatsoever) of the Participant’s employment by the Company, in the case of an Award granted to an employee; (2) the date of termination of directorship in the case of an Award granted to or held by a director (or former employee continuing in service as a director); or (3) the date of termination of services to the Company, as determined by the Committee, in the case of an Other Eligible Person. Notwithstanding the foregoing, the Committee may authorize by express provision in or amendment to an Award an extension of the date of termination if a person’s status after grant changes from one eligible category to another, or in other circumstances that the Committee deems appropriate.
     (b) Termination of Consulting or Affiliate Services. If the Participant is not an Eligible Employee or director and provides services as an Other Eligible Person, the Committee shall be the sole judge of whether the Participant continues to render services to the Company, unless a contract or the Award otherwise provides. If in these circumstances the Company notifies the Participant in writing that a termination of services of the Participant for purposes of this Plan has occurred, then (unless the contract or Award otherwise expressly provides), the Participant’s termination of services for purposes of this Plan shall be the date which is 10 days after the Company’s mailing of the notice or, in the case of a termination for Cause, the date of the mailing of the notice.
     (c) Effect on Unvested Awards. Unless otherwise provided in the applicable Award Agreement and subject to the other provisions of this Plan, a Restricted Stock Award or Stock Unit Award, to the extent such Award has not vested as of the applicable Severance Date shall terminate on the Severance Date without further payment or benefit of any kind; and any Option theretofore outstanding and not vested shall terminate. Vested Options are subject to the provisions of Section 2.6.
     (d) Events Not Deemed Terminations of Service. Unless Company policy or the Committee otherwise provides, the employment relationship shall not be considered terminated in the case of (i) sick leave, (ii) military leave, or (iii) any other leave of absence authorized by the Company or the Committee; provided that unless reemployment upon the expiration of such leave is guaranteed by contract or law, such leave is for a period of not more than 90 days. In the case of any Eligible Employee on an approved leave of absence, continued vesting of the Award while on leave from the employ of the Company may be suspended until the employee returns to service, unless the Committee otherwise provides or applicable law otherwise requires. In no event shall an Award be exercised after the expiration of the term set forth in the Award Agreement.
     (e) Effect of Change of Subsidiary Status. For purposes of this Plan and any Award, if an entity ceases to be a Subsidiary a termination of employment or service shall be deemed to have occurred with respect to each Eligible Person in respect of the Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.
     5.4 Compliance with Laws.
     This Plan, the granting and vesting of Awards under this Plan, the offer, issuance and delivery of shares of Common Stock, the acceptance of promissory notes and the payment of money under this Plan or under Awards are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law, federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. In addition, any securities delivered under this Plan may be subject to any special restrictions that the Committee may require to preserve a pooling of interests under generally accepted accounting principles. The

SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)
person acquiring any securities under this Plan will, if requested by the Company, provide such assurances and representations to the Company as the Committee may deem necessary or desirable to assure compliance with all applicable legal and accounting requirements.
     The obligation of the Corporation to make payment of Awards in shares of Common Stock or otherwise shall be subject to all applicable laws, rules and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Corporation shall be under no obligation to offer to sell or to sell and shall be prohibited from offering to sell or selling any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the Commission and any applicable state securities laws or unless the Corporation has received the advice of counsel, satisfactory to the Corporation, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. If the shares of Common Stock offered for sale or sold under the Plan are offered or sold pursuant to an exemption from registration under the Securities Act or any applicable state securities laws, the Corporation may restrict the transfer of such shares and may legend the stock certificates representing such shares in such manner as it deems advisable to ensure the availability of any such exemption.
     5.5 Tax Matters.
     Upon any exercise, vesting, or payment of any Award or upon the disposition of shares of Common Stock acquired pursuant to the exercise of an Incentive Stock Option prior to satisfaction of the holding period requirements of Section 422 of the Code, the Company shall have the right at its option to (i) require the Participant (or Personal Representative or Beneficiary, as the case may be) to pay or provide for payment of at least the minimum amount of any taxes which the Company may be required to withhold with respect to such Award event or payment or (ii) deduct from any amount payable in cash the minimum amount of any taxes which the Company may be required to withhold with respect to such cash payment. In any case where a tax is required to be withheld in connection with the delivery of shares of Common Stock under this Plan, the Committee may in its sole discretion (subject to Section 5.4) grant (either at the time of grant of the Award or thereafter) to the Participant the right to elect or may require, pursuant to such rules and subject to such conditions as the Committee may establish, to have the Corporation reduce the number of shares to be delivered by (or otherwise reacquire) the appropriate number of shares, valued in a consistent manner at their Fair Market Value or at the sales price in accordance with authorized procedures for cashless exercises, necessary to satisfy the minimum applicable withholding obligation on exercise, vesting or payment. Shares in no event shall be withheld in excess of the minimum number required for tax withholding under applicable law.
     5.6 Plan and Award Amendments, Termination and Suspension.
     (a) Board Authorization. The Board may, at any time, terminate or, from time to time, amend, modify or suspend this Plan, in whole or in part. No Awards may be granted during any suspension of this Plan or after termination of this Plan, but the Committee shall retain jurisdiction as to Awards then outstanding in accordance with the terms of this Plan.
     (b) Shareholder Approval. To the extent then required under Sections 162, 422 or 424 of the Code or any other applicable law, or deemed necessary or advisable by the Board, any amendment to this Plan shall be subject to shareholder approval.
     (c) Amendments to Awards. Without limiting any other express authority of the Committee under (but subject to) the express limits of this Plan, the Committee by agreement or resolution may waive conditions of or limitations on Awards to Participants that the Committee in the prior exercise of its discretion has imposed, without the consent of a Participant, and (subject to the requirements of Sections 1.2(b) and 5.6(d)) may make other changes to the terms and conditions of Awards.
     (d) Limitations on Amendments to Plan and Awards. No amendment, suspension or termination of this Plan or change affecting any outstanding Award shall, without written consent of the Participant, affect in any manner materially adverse to the Participant any rights or benefits of the Participant or obligations of the Company under any Award granted under this Plan prior to the effective date of such change. Changes contemplated by Section 5.2

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AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)
shall not be deemed to constitute changes or amendments for purposes of this Section 5.6.
     (e) Section 409A Compliance. To the extent that any payments or benefits provided hereunder are considered deferred compensation subject to Section 409A of the Code, the Corporation intends for all such payments and benefits provided or credited hereunder to comply with the standards for nonqualified deferred compensation established by Section 409A of the Code (the “409A Standards”). Notwithstanding anything herein or in any Award Agreement to the contrary, (i) to the extent that any terms of this Plan would subject Participants to gross income inclusion, interest or an additional tax pursuant to Section 409A of the Code, those terms are to that extent superseded by the 409A Standards and (ii) the Corporation reserves the right to amend any Award granted or credited hereunder, without the Participant’s consent, to cause such Awards to comply with or be exempt from Section 409A of the Code.
     5.7 Privileges of Stock Ownership.
     Except as otherwise expressly authorized by the Committee or this Plan, a Participant shall not be entitled to any privilege of stock ownership as to any shares of Common Stock not actually delivered to and held of record by the Participant. No adjustment will be made for dividends or other rights as a shareholder for which a record date is prior to such date of delivery.
     5.8 Effective Date of the Plan.
     This Plan is effective as of September 24, 2001.
     5.9 Term of the Plan.
     No Award will be granted under this Plan after September 24, 2011 (the “termination date”). Unless otherwise expressly provided in this Plan or in an applicable Award Agreement, any Award granted prior to the termination date may extend beyond such date, and all authority of the Committee with respect to Awards hereunder, including the authority to amend an Award, shall continue during any suspension of this Plan and in respect of Awards outstanding on the termination date.
     5.10 Governing Law/Construction/Severability.
     (a) Choice of Law. This Plan, the Awards, all documents evidencing Awards and all other related documents shall be governed by, and construed in accordance with the laws of the State of Delaware.
     (b) Severability. If a court of competent jurisdiction holds any provision invalid and unenforceable, the remaining provisions of this Plan shall continue in effect.
     (c) Plan Construction.
     (1) Rule 16b-3. It is the intent of the Corporation that the Awards and transactions permitted by Awards be interpreted in a manner that, in the case of Participants who are or may be subject to Section 16 of the Exchange Act, satisfies the applicable requirements for exemptions under Rule 16b-3. The exemption will not be available if the authorization of actions by any Committee of the Board with respect to such Awards does not satisfy the applicable conditions of Rule 16b-3. Notwithstanding the foregoing, the Corporation shall have no liability to any Participant for Section 16 consequences of Awards or events under Awards.
     (2) Section 162(m). It is the further intent of the Corporation that (to the extent the Corporation or Awards under this Plan may be or become subject to limitations on deductibility under Section 162(m) of the Code), Options or SARs be granted with an exercise or base price not less than Fair Market Value on the date of grant and performance-based awards under Section 5.2 of this Plan that are granted to or held by a person subject to Section 162(m) of the Code will qualify as performance-based compensation or otherwise be exempt from deductibility limitations under Section 162(m) of the Code, to the extent that the authorization of the Award (or the payment thereof, as the case may be) satisfies any applicable administrative requirements thereof.

SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)
     5.11 Captions.
     Captions and headings are given to the sections and subsections of this Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of this Plan or any provision thereof.
     5.12 Effect of Change of Subsidiary Status.
     For purposes of this Plan and any Award hereunder, if an entity ceases to be a Subsidiary, a termination of employment and service shall be deemed to have occurred with respect to each Eligible Person in respect of such Subsidiary who does not continue as an Eligible Person in respect of another entity within the Company.
     5.13 Stock-Based Awards in Substitution for Stock Options or Awards Granted by Other Corporation.
     Awards may be granted to Eligible Persons under this Plan in substitution for employee stock options, Stock Appreciation Rights, restricted stock or other stock-based awards granted by other entities to persons who are or who will become Eligible Persons in respect of the Company, in connection with a distribution, merger or other reorganization by or with the granting entity or an affiliated entity, or the acquisition by the Company, directly or indirectly, or all or a substantial part of the stock or assets of the employing entity.
     5.14 Non-Exclusivity of Plan.
     Nothing in this Plan shall limit or be deemed to limit the authority of the Board or the Committee to grant awards or authorize any other compensation, with or without reference to the Common Stock, under any other plan or authority.
     5.15 No Corporate Action Restriction.
     The existence of the Plan, the Award Agreements and the Awards granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the shareholders of the Corporation to make or authorize: (a) any adjustment, recapitalization, reorganization or other change in the Corporation’s or any Subsidiary’s capital structure or its business, (b) any merger, amalgamation, consolidation or change in the ownership of the Corporation or any subsidiary, (c) any issue of bonds, debentures, capital, preferred or prior preference stock ahead of or affecting the Corporation’s or any Subsidiary’s capital stock or the rights thereof, (d) any dissolution or liquidation of the Corporation or any Subsidiary, (e) any sale or transfer of all or any part of the Corporation or any Subsidiary’s assets or business, or (f) any other corporate act or proceeding by the Corporation or any Subsidiary. No participant, beneficiary or any other person shall have any claim under any Award or Award Agreement against any member of the Board or the Committee, or the Corporation or any employees, officers or agents of the Corporation or any Subsidiary, as a result of any such action.
     5.16 Other Company Benefit and Compensation Program.
     Payments and other benefits received by a Participant under an Award made pursuant to this Plan shall not be deemed a part of a Participant’s compensation for purposes of the determination of benefits under any other employee welfare or benefit plans or arrangements, if any, provided by the Corporation or any Subsidiary, except where the Committee or the Board expressly otherwise provides or authorizes in writing. Awards under this Plan may be made in addition to, in combination with, as alternatives to or in payment of grants, awards or commitments under any other plans or arrangements of the Company or the Subsidiaries.
6. DEFINITIONS.
     6.1 Definitions.
     (a) “Award” means an award of any Option, Stock Appreciation Right, Restricted Stock, Stock Unit, Stock

SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)
Bonus, dividend equivalent or deferred payment right or other right or security that would constitute a “derivative security” under Rule 16a-1(c) of the Exchange Act, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.
     (b) “Award Agreement” means any writing setting forth the terms of an Award that has been authorized by the Committee.
     (c) “Award Date” means the date upon which the Committee took the action granting an Award or such later date as the Committee designates as the Award Date at the time of the Award.
     (d) “Award Period” means the period beginning on an Award Date and ending on the expiration date of such Award.
     (e) “Beneficiary” means the person, persons, trust or trusts designated by a Participant or, in the absence of a designation, entitled by will or the laws of descent and distribution, to receive the benefits specified in the Award Agreement and under this Plan in the event of a Participant’s death, and shall mean the Participant’s executor or administrator if no other Beneficiary is designated and able to act under the circumstances.
     (f) “Board” means the Board of Directors of the Corporation.
     (g) “Cause” with respect to a Participant means (unless otherwise expressly provided in the applicable Award Agreement or another applicable contract with the Participant) a termination of service based upon a finding by the Committee acting in good faith and based on its reasonable belief at the time, that the Participant:
     (1) has been negligent in the discharge of his or her duties to the Company, has refused to perform stated or assigned duties or is incompetent in or incapable of performing those duties; or
     (2) has been dishonest or committed or engaged in an act of theft, embezzlement or fraud, a breach of confidentiality, an unauthorized disclosure or use of inside information, customer lists, trade secrets or other confidential information; has breached a fiduciary duty, or willfully and materially violated any other duty, law, rule, regulation or policy of the Company or an affiliate; or has been convicted of a felony or misdemeanor (other than minor traffic violations or similar offenses); or
     (3) has materially breached any of the provisions of any agreement with the Company or an affiliated entity; or
     (4) has engaged in unfair competition with, or otherwise acted intentionally in a manner injurious to the reputation, business or assets of, the Company or an affiliate; has improperly induced a vendor or customer to break or terminate any contract with the Company or an affiliate or induced a principal for whom the Company or an affiliate acts as agent to terminate such agency relationship.
A termination for Cause shall be deemed to occur (subject to reinstatement upon a contrary final determination by the Committee) on the date on which the Company first delivers written notice to the Participant of a finding of termination for Cause.
     (h) “Change in Control Event” means any of the following:
     (1) The dissolution or liquidation of the Corporation, other than in the context of a transaction that does not constitute a Change in Control Event under clause (2) below.
     (2) Consummation of a merger, consolidation, or other reorganization, with or into, or the sale of all or substantially all of the Corporation’s business and/or assets as an entirety to, one or more entities that are not Subsidiaries (a “Business Combination”), unless (A) as a result of the Business Combination at least 50% of the outstanding securities voting generally in the election of directors of the surviving or resulting entity or a parent thereof (the “Successor Entity”) immediately after the reorganization are, or will be, owned, directly or indirectly, in

SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)
substantially the same proportions, by shareholders of the Corporation immediately before the Business Combination; and (B) no person (as defined in clause (h)(3) below, but excluding the Successor Entity or an Excluded Person) beneficially owns, directly or indirectly, more than 50% of the outstanding shares of the combined voting power of the outstanding voting securities of the Successor Entity, after giving effect to the Business Combination, except to the extent that such ownership existed prior to the Business Combination; and (C) at least 50% of the members of the board of directors of the entity resulting from the Business Combination were members of the Board at the time of the execution of the initial agreement or of the action of the Board approving the Business Combination.
     (3) Any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) other than an Excluded Person becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of the Corporation’s then outstanding securities entitled to then vote generally in the election of directors of the Corporation, other than as a result of (A) an acquisition directly from the Company, (B) an acquisition by the Company, (C) an acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or a Successor Entity, or an acquisition by any entity pursuant to a transaction which is expressly excluded under clause (h)(2) above.
     (4) During any period not longer than two consecutive years, individuals who at the beginning of such period constituted the Board cease to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation’s shareholders, of each new Board member was approved by a vote of at least two-thirds of the Board members then still in office who were Board members at the beginning of such period (including for these purposes, new members whose election or nomination was so approved), but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board.
     (i) “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     (j) “Commission” means the Securities and Exchange Commission.
     (k) “Committee” means the Board or one or more committees appointed by the Board to administer all or certain aspects of this Plan, each committee to be comprised solely of one or more directors or such number as may be required under applicable law. Each member of a Committee in respect of his or her participation in any decision with respect to an Award intended to satisfy the requirements of Section 162(m) of the Code must satisfy the requirements of “outside director” status within the meaning of Section 162(m) of the Code; provided, however, that the failure to satisfy such requirement shall not affect the validity of the action of any committee otherwise duly authorized and acting in the matter. As to Awards, grants or other transactions that are authorized only by a committee and that are intended to be exempt under Rule 16b-3, the requirements of Rule 16b-3(d)(1) with respect to committee action must also be satisfied.
     (l) “Common Stock” means the Common Stock of the Corporation and such other securities or property as may become the subject of Awards, or become subject to Awards, pursuant to an adjustment made under Section 5.2 of this Plan.
     (m) “Company” means, collectively, the Corporation and its Subsidiaries.
     (n) “Corporation” means SeraCare Life Sciences, Inc., a California corporation, and its successors.
     (o) “Eligible Employee” means an officer (whether or not a director) or employee of the Company.
     (p) “Eligible Person” means an Eligible Employee, Non-Employee Director or any Other Eligible Person designated by the Committee in its discretion.
     (q) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
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     (r) “Excluded Person” means (1) any person described in and satisfying the conditions of Rule 13d-1(b)(1) under the Exchange Act, (2) the Company, or (3) an employee benefit plan (or related trust) sponsored or maintained by the Company or the Successor Entity.
     (s) “Fair Market Value” on any date means (1) if the stock is listed or admitted to trade on a national securities exchange, the closing price of the stock on the Composite Tape, as published in the Western Edition of The Wall Street Journal, of the principal national securities exchange on which the stock is so listed or admitted to trade, on such date, or, if there is no trading of the stock on such date (or if the market has not closed at the applicable time), then the closing price of the stock as quoted on such Composite Tape on the next preceding date on which there was trading in such shares; or (2) if the stock is not listed or admitted to trade on a national securities exchange and representative quotes are not otherwise available, the value as established by the Committee to be the fair market value based upon a good faith attempt to value the Common Stock accurately for purposes of this Plan.
     (t) “Incentive Stock Option” means an Option which is intended, as evidenced by its designation, as an incentive stock option within the meaning of Section 422 of the Code, the award of which contains such provisions (including but not limited to the receipt of shareholder approval of this Plan, if the Award is made prior to such approval) and is made under such circumstances and to such persons as may be necessary to comply with that section.
     (u) “Nonqualified Stock Option” means an Option that is designated as a Nonqualified Stock Option and shall include any Option intended as an Incentive Stock Option that fails to meet the applicable legal requirements thereof. Any Option granted hereunder that is not designated as an incentive stock option shall be deemed to be designated a nonqualified stock option under this Plan and not an incentive stock option under the Code.
     (v) “Non-Employee Director” means a member of the Board of Directors of the Corporation who is not an officer or employee of the Company.
     (w) “Option” means an option to purchase Common Stock granted under this Plan. The Committee shall designate any Option granted to an Eligible Person as a Nonqualified Stock Option or an Incentive Stock Option.
     (x) “Other Eligible Person” means any Non-Employee Director or any individual consultant or advisor who renders or has rendered bona fide services (other than services in connection with the offering or sale of securities of the Company in a capital raising transaction or as a market maker or promoter of the Company’s securities) to the Company, and who is selected to participate in this Plan by the Committee. An advisor or consultant may be selected as an Other Eligible Person only if such person’s participation in this Plan would not adversely affect (1) the Corporation’s eligibility to use Form S-8 to register under the Securities Act of 1933, as amended, the offering of shares issuable under this Plan by the Company or (2) the Corporation’s compliance with any other applicable laws.
     (y) “Participant” means an Eligible Person who has been granted an Award under this Plan.
     (z) “Personal Representative” means the person or persons who, upon the disability or incompetence of a Participant, shall have acquired on behalf of the Participant, by legal proceeding or otherwise, the power to exercise the rights or receive benefits under this Plan and who shall have become the legal representative of the Participant.
     (aa) “Plan” means this 2001 Stock Incentive Plan, as it may be amended from time to time.
     (bb) “QDRO” means a qualified domestic relations order.
     (cc) “Restricted Shares” or “Restricted Stock” means shares of Common Stock awarded to a Participant under this Plan, subject to payment of such consideration, if any, and such conditions on vesting (which may include, among others, the passage of time, specified performance objectives or other factors) and such transfer and other restrictions as are established in or pursuant to this Plan and the related Award Agreement, for so long as such shares remain unvested under the terms of the applicable Award Agreement.

SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)
     (dd) “Retirement” means retirement with the consent of the Company or, from active service as an employee or officer of the Company on or after attaining age 55 with 10 or more years of service or after age 65.
     (ee) “Rule 16b-3” means Rule 16b-3 as promulgated by the Commission pursuant to the Exchange Act, as amended from time to time.
     (ff) “Section 16 Person” means a person subject to Section 16(a) of the Exchange Act.
     (gg) “Securities Act” means the Securities Act of 1933, as amended from time to time.
     (hh) “Severance Date” means the date of termination of employment or service as further defined in Section 5.3.
     (ii) “Stock Appreciation Right” means a right authorized under this Plan to receive a number of shares of Common Stock or an amount of cash, or a combination of shares and cash, the aggregate amount or value of which is determined by reference to a change in the Fair Market Value of the Common Stock.
     (jj) “Stock Bonus” means an Award of shares of Common Stock granted under this Plan for no consideration other than past services and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.
     (kk) “Stock Unit” means a bookkeeping entry which serves as a unit of measurement relative to a share of Common Stock for purposes of determining the payment, in Common Stock or cash, of an Award, including a deferred benefit or right under this Plan. Stock Units are not outstanding shares and do not entitle a Participant to any dividend, voting or other rights in respect of any Common Stock represented thereby or acquirable thereunder. Stock Units, may, however, by express provision in the applicable Award Agreement, entitle a Participant to dividend equivalent rights, as defined by the Committee.
     (ll) “Subsidiary” means any corporation or other entity a majority of whose outstanding voting stock or voting power is beneficially owned directly or indirectly by the Corporation.
     (mm) “Total Disability” means a “permanent and total disability” within the meaning of Section 22(e)(3) of the Code and such other disabilities, infirmities, afflictions or conditions as the Committee by rule may include.

SERACARE LIFE SCIENCES, INC.
AMENDED AND RESTATED 2001 STOCK INCENTIVE PLAN
(as amended)
Amendment to the Amended and Restated 2001 Stock Incentive Plan
June 18, 2008
The Amended and Restated 2001 Stock Incentive Plan shall be amended as follows:
First, under Section 6.1, definition (n) “Corporation” shall be amended to read in its entirety as follows:
     (n) “Corporation” means SeraCare Life Sciences, Inc., a Delaware corporation, and its successors.
Second, under Section 6.1, definition (jj) “Stock Bonus” shall be amended to read in its entirety as follows:
     (jj) “Stock Bonus” means an Award of shares of Common Stock granted under this Plan for lawful consideration and without restriction other than such transfer or other restrictions as the Committee may deem advisable to assure compliance with law.